UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2006

Hyperion Solutions Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26934	77-0277772
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5450 Great America Parkway, Santa Clara, California		95054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-744-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendment to the 2004 Equity Incentive Plan.

On October 9, 2006 the Board of Directors of Hyperion Solutions Corporation (the "Company") approved amendments to the 2004 Equity Incentive Plan (the "Amended Plan"), a copy of which is attached hereto as Exhibit 10.1 and on November 15, 2006, at the annual meeting of the Company’s stockholders, the stockholders approved the Amended Plan. The amendments:

(1) increased the number of shares reserved for issuance by 1,500,000 shares;

(2) approved two administrative amendments that (1) clarified that Stock Awards that must vest completely over a specified time frame from the date of grant (e.g., a minimum of three years in the case of shares that vest based upon continued service) may begin vesting immediately from the date of grant so long as the total vesting period for the entire grant, complies with the specified requirement; and (2) clarified the Board’s intent to make the 2004 Plan’s antidilution provisions mandatory in the event of a change in capital structure. Shareholder approval was neither required nor sought for these administrative changes; and

(3) approved amendments to (1) use the additional 1,500,000 shares for any type of Award (e.g., Stock Award, Option) under the 2004 Plan, and (2) ensure that certain payments to employees under the 2004 Plan qualify as "performance-based compensation" pursuant to Section 162(m) of the Internal Revenue Code. In order to ensure that awards granted under the 2004 Plan constitute qualified performance-based compensation eligible for such exceptions for purposes of Section 162(m), the amendments approved by the Board (i) limit the amount of cash awards available for grant to any employee under the 2004 Plan to a maximum of $5,000,000 per fiscal year of the Company, and (ii) limit the amount of restricted stock awards available for grant to any one employee under the 2004 Plan to a maximum of $500,000 per fiscal year of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Bylaws.

On November 15, 2006 the Board of Directors voted to amend and restate the Company’s bylaws (the "Amended and Restated Bylaws"), effective immediately.

The Amended and Restated Bylaw revisions in Article III include such things as (i) telephonic attendance of Board meetings; (ii) electronic notice of special board meetings; and (iii) electronic communications to serve the same purpose as an original hard-copy documents while revisions in Article IV include (i) delivery of notices in electronic communications; (ii) electronic communications to constitute valid notice to stockholders if consented to by the stockholder; and (iii) electronic waivers of notices. Finally revisions to Article VI include a revision to allow for the Company to identify shareholder’s ownership through uncertificated shares.

The descriptions of the changes in the provisions of the Amended and Restated Bylaws contained in this report are qualified in their entirety by reference to the full text of the prior Amended and Restated Bylaws, a copy of which was filed with the Commission on November 21, 2005 as Exhibit 3.1 to the Current Report on Form 8-K, and incorporated herein by reference, on July 13, 1998 as Exhibit 3.3 to the Registration Statement on Form S-4/A and incorporated herein by reference, the 1998 Certificate of Amendment to the prior Amended and Restated Bylaws, a copy of which was filed with the Commission on July 13, 1998 as Exhibit 3.4 to the Company’s Registration Statement on Form S-4/A, and incorporated herein by reference and the new Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1 Amended and Restated Bylaws of Hyperion Solutions Corporation

10.1 2004 Equity Incentive Plan of Hyperion Solutions, as amended

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyperion Solutions Corporation

November 20, 2006	By:	/s/Robin Washington

Name: Robin Washington
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Hyperion Solutions Corporation
10.1	2004 Equity Incentive Plan of Hyperion Solutions Corporation, as amended